Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Ameris Bancorp of our report dated February 26, 2021 relating to the consolidated financial statements of Ameris Bancorp, and our report dated the same date relative to the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of Ameris Bancorp for the year ended December 31, 2020.

/s/ Crowe LLP

Atlanta, Georgia

July 15, 2021